EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Cyber Mark International Corp.


We consent to the incorporation by reference in this Registration Statement of Cyber Mark International Corp. (the "Company") on Form S-8 of our report dated April 7, 2000, appearing in the Annual Report on Form 10-KSB of the Company and its Subsidiaries for the year ended December 31, 1999.

/s/ Citrin Cooperman & Company, LLP
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    Citrin Cooperman & Company, LLP

January 12, 2001